MOODY'S CORPORATION REPORTS RESULTS FOR FIRST QUARTER 2025

NEW YORK, NY - April 22, 2025 - Moody's Corporation (NYSE: MCO) today announced results for the first quarter 2025 and updated select metrics within its outlook for full year 20252.

FIRST QUARTER SUMMARY FINANCIALS

Moody’s Corporation (MCO) Revenue	Moody’s Analytics (MA) Revenue	Moody’s Investors Service (MIS) Revenue
1Q 2025	1Q 2025	1Q 2025
$1.9 billion ⇑ 8%	$859 million ⇑ 8%	$1.1 billion ⇑ 8%

MCO Diluted EPS	MCO Adjusted Diluted EPS[1]	MCO FY 2025 Projected[2]
1Q 2025	1Q 2025	Diluted EPS
$3.46 ⇑ 10%	$3.83 ⇑ 14%	$12.00 to $12.75
Adjusted Diluted EPS[1]
$13.25 to $14.00

“Moody’s delivered a very strong quarter across both our businesses, including a record quarter for our Ratings franchise. It is in times of uncertainty when the clarity and transparency we provide matter the most. Though we are facing a period of increased volatility, we run our business across market cycles, harnessing the strength and breadth of our portfolio to deliver value to our stakeholders over the long-term.”

Rob Fauber President and Chief Executive Officer

“We are proud of Moody’s record first quarter results, with revenue of $1.9 billion up 8% year-on-year, on the back of solid growth in the first quarter of 2024. Considering market volatility, we are updating and widening our full year guidance range. We now expect to deliver Adjusted Diluted EPS[1] between $13.25 to $14.00[2], representing 9% year-over-year growth at the mid-point. We believe our financial strength allows us to continue investing to meet the needs of our customers to help drive durable growth.”

Noémie Heuland Chief Financial Officer

[1] Refer to the tables at the end of this press release for reconciliations of adjusted measures to U.S. GAAP.
[2] Guidance as of April 22, 2025. Refer to Table 12 - “2025 Outlook” for table of all items for which the Company provides guidance and page 7 for disclosure regarding the assumptions used by the Company with respect to its guidance.

REVENUE

Moody’s Corporation (MCO)

First Quarter 2025
•MCO revenue was $1.9 billion, an 8% increase from the prior-year period.
•Foreign currency translation unfavorably impacted MCO revenue by 1%.
•Both MA and MIS revenue increased 8% from the prior-year period.

Moody’s Analytics (MA)

Quarterly Revenue ($ millions)
$799
$212
$222
$365
$859
$218
$236
$405
1Q 2024
1Q 2025
Decision Solutions
Research & Insights
Data & Information

Annualized Recurring Revenue
Year-Over-Year Growth[3]
10%
11%
6%
12%
9%
6%
7%
12%
March 31, 2024
March 31, 2025
Decision Solutions
Research & Insights
Data & Information

First Quarter 2025
•Revenue grew 8% versus the prior-year period, including 11% growth in Decision Solutions, followed by Research and Insights growth of 6% and Data & Information with 3% growth.
•Recurring revenue, comprising 96% of total MA revenue, grew 9% on both a reported and organic constant currency basis.
•ARR[3] of $3.3 billion increased by $260 million during the first quarter, representing 9% growth versus March 31, 2024.
•Transaction revenue declined by 21%, reflecting MA’s ongoing strategic shift towards subscription-based solutions.
•Foreign currency translation unfavorably impacted MA revenue by 1%.

[3] Refer to Table 10 at the end of this press release for the definition of and further information on the Annualized Recurring Revenue (ARR) metric.

Moody’s Investors Service (MIS)

Quarterly Changes in Rated Issuance Volumes & Revenue

Total MIS
9%
8%
Investment Grade
1%
12%
Leveraged Loans
50%
3%
High Yield Bonds
(3)%
0%
Structured Finance
22%
21%
Financial Institutions
(4)%
(2)%
Public, Project and Infrastructure Finance
0%
16%
Issuance
Revenue

First Quarter 2025
•Highest quarterly revenue on record, with $1.1 billion reflecting 8% growth compared to the prior-year period.
•Corporate Finance revenue growth was primarily driven by Investment Grade issuers given strong demand for high-quality credits.
•Transactional revenue grew 8% from the prior-year period.
•Structured Finance revenue growth was driven by refinancing activity in CLOs and CMBS, given the attractive spread environment.
•Financial Institutions revenue declined compared to the prior-year period, primarily due to a lower volume of infrequent Insurance issuance, partially offset by higher issuance activity within the Banking sector.
•Foreign currency translation unfavorably impacted MIS revenue by 1%.

OPERATING EXPENSES AND MARGIN

MCO Operating Expenses

First Quarter 2025	Full Year 2025 Forecast[2]
•Operating expenses grew 9% compared to the prior-year period, including 3% from investments and operational costs, 3% from restructuring charges and 2% related to M&A.
•Operating expenses include $33 million in charges related to the Strategic and Operational Efficiency Restructuring Program announced in Q4 2024.
•Foreign currency favorably impacted operating expenses by 1%.

•Operating expenses projected to increase in the low-to-mid-single-digit percent range in 2025.
•Operating expense growth primarily reflects annual compensation increases, organic investments and M&A, partially offset by the reset of incentive compensation accruals and savings associated with cost efficiencies.
•Foreign currency translation expected to have an immaterial impact on operating growth.

[4] Refer to Table 5 - “Financial Information by Segment (Unaudited)” for more information regarding the “Charges Related to Asset Abandonment” category.

Operating Margin and Adjusted Operating Margin[1]

Quarterly MCO Operating Margin &
Adjusted Operating Margin[1]
44.8%
44.0%
50.7%
51.7%
Operating Margin
Adjusted Operating Margin[1]
1Q 2024
1Q 2025

Quarterly MA & MIS
Adjusted Operating Margin
29.7%
30.0%
64.6%
66.0%
MA
MIS
1Q 2024
1Q 2025

First Quarter 2025
•MCO’s operating margin was 44.0%. MCO’s adjusted operating margin[1] was 51.7%, up 100 basis points from the prior-year period.
•MA’s adjusted operating margin was 30.0%, up 30 basis points from the prior-year period, as we balance ongoing strategic investments and operating efficiency initiatives.
•MIS’s adjusted operating margin was 66.0%, up 140 basis points from the prior-year period, demonstrating the operational leverage of the business and a disciplined approach to expense management.
•Foreign currency translation had an immaterial impact on both operating and adjusted operating margins[1].

EARNINGS PER SHARE (EPS)

Diluted EPS and Adjusted Diluted EPS[1]

First Quarter 2025
•Diluted EPS and Adjusted Diluted EPS[1] grew 10% and 14%, respectively, from the prior-year period, primarily attributable to an increase in net income derived from strong revenue growth across both segments.
•The Effective Tax Rate (ETR) was 22.3%, lower than the 23.3% reported in the prior-year period, primarily due to the increase in excess tax benefits from stock-based compensation.

CAPITAL ALLOCATION AND LIQUIDITY

Capital Returned to Shareholders & Free Cash Flow[1]

•Cash flow from operations was $757 million and free cash flow[1] was $672 million.
•The decrease in both operating cash flow and free cash flow[1] was primarily driven by higher incentive compensation payments versus the prior-year period.
•On April 21, 2025, the Board of Directors declared a regular quarterly dividend of $0.94 per share of MCO Common Stock, an 11% increase from the prior year’s quarterly dividend of $0.85 per share. The dividend will be payable on June 6, 2025, to stockholders of record at the close of business on May 16, 2025.
•During the first quarter of 2025, Moody’s repurchased 0.8 million shares at an average cost of $481.77 per share and issued net 0.4 million shares as part of its employee stock-based compensation programs. The net amount included shares withheld for employee payroll taxes.
•As of March 31, 2025, Moody’s had 179.9 million shares outstanding, with approximately $1.2 billion of share repurchase authority remaining. There is no established expiration date for the remaining authorizations.
•As of March 31, 2025, Moody's had $6.8 billion of outstanding debt and an undrawn $1.25 billion revolving credit facility.

ASSUMPTIONS AND OUTLOOK
Moody’s updated outlook for full year 2025, as of April 22, 2025, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. These assumptions include, but are not limited to, the effects of current economic conditions, including tariff and trade policies, the effects of interest rates, inflation, foreign currency exchange rates, capital markets’ liquidity, and activity in different sectors of the debt markets. This outlook also reflects uncertainties about global GDP growth, and could be affected by the impact of changes in international economic conditions, geopolitical events, and international trade and economic policies. Actual full year 2025 results could differ materially from Moody’s current outlook.
This outlook incorporates various specific macroeconomic assumptions, including:

Forecasted Item	Last Publicly Disclosed Assumption	Current Assumption
U.S. GDP (1) growth	1.5% - 2.5%	0.0% - 1.0%
Euro area GDP (1) growth	0.5% - 1.5%	0.0% - 1.0%
Global GDP (1) growth	2.0% - 3.0%	1.0% - 2.0%
Global policy rates	To continue to normalize throughout 2025, including two cuts by the U.S. Fed	Expecting two cuts from the U.S. Fed in 2H25. Other Central Banks to maintain easing bias.
U.S. high yield spreads	To widen to around 430 bps by year-end, below historical average of around 500 bps	To widen to around 460 bps over the next 12 months, close to historical average of around 500 bps
U.S. inflation rate	To average around 2.0% - 2.5%	3.5% - 4.5%
Euro area inflation rate	To average around 2.0% through 2025	2.0% - 2.5%
U.S. unemployment rate	To average around 4.2% - 4.5% over the next 12 months	4.0% - 5.0% during 2025
Global high yield default rate	To decline below 3.0% in 2025	To decline to 3.1% by year-end
Global MIS rated issuance	Increase in the low-single-digit percent range	Decrease in the low-single-digit to high-single-digit percent range
GBP/USD exchange rate	$1.25 for the full year	$1.29 for the remainder of the year
EUR/USD exchange rate	$1.04 for the full year	$1.08 for the remainder of the year
Note: All current assumptions are as of April 22, 2025. (1) GDP growth represents real GDP.
A full summary of Moody's full year 2025 guidance as of April 22, 2025, is included in Table 12 – “2025 Outlook” at the end of this press release.

TELECONFERENCE DETAILS

Date and Time	April 22, 2025, at 9:00 a.m. Eastern Time (ET).
Webcast	The webcast and its replay can be accessed through Moody’s Investor Relations website, ir.moodys.com, within “Events & Presentations.”
Dial In	U.S. and Canada	‘+1-888-596-4144
	Other callers	‘+1-646-968-2525
	Passcode	515 6491
Dial In Replay	A replay will be available immediately after the call on April 22, 2025 and until April 29, 2025.
	U.S. and Canada	‘+1-800-770-2030
	Other callers	‘+1-609-800-9909
	Passcode	515 6491

ABOUT MOODY’S CORPORATION
In a world shaped by increasingly interconnected risks, Moody’s (NYSE:MCO) data, insights, and innovative technologies help customers develop a holistic view of their world and unlock opportunities. With a rich history of experience in global markets and a diverse workforce of approximately 16,000 across more than 40 countries, Moody’s gives customers the comprehensive perspective needed to act with confidence and thrive. Learn more at moodys.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained in this document are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. The forward-looking statements and other information in this document are made as of the date hereof, and Moody’s undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to: the uncertain effects of U.S. and foreign government actions affecting international trade and economic policy, including changes and volatility in tariffs and trade policies and retaliatory actions, on credit markets, customers and customer retention, and demand for our products and services; the impact of general economic conditions (including significant government debt and deficit levels, and inflation or recessions and related monetary policy actions by governments in response thereto) on worldwide credit markets and on economic activity, including on the level of merger and acquisition activity, and their effects on the volume of debt and other securities issued in domestic and/or global capital markets; the uncertain effects of U.S. and foreign government initiatives and monetary policy to respond to the current economic climate, including instability of financial institutions, credit quality concerns, and other potential impacts of volatility in financial and credit markets; the impact of geopolitical events and actions, such as the Russia-Ukraine military conflict and military conflict in the Middle East, and of tensions and disputes in political and global relations, on volatility in world financial markets, on general economic conditions and GDP in the U.S. and worldwide and on Moody’s own operations and personnel; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, increased utilization of technologies that have the potential to intensify competition and accelerate disruption and disintermediation in the financial services industry, as well as the number of issuances of securities without ratings or securities which are rated or evaluated by non-traditional parties; the level of merger and acquisition activity in the U.S. and abroad; the impact of MIS’s withdrawal of its credit ratings on countries or entities within countries and of Moody’s no longer conducting commercial operations in countries where political instability warrants such actions; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction or development of competing and/or emerging technologies and products; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the jurisdictions in which we operate, including the EU; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards applicable to CRAs in a manner adverse to CRAs; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; uncertainty regarding the future relationship between the U.S. and China; the possible loss of key employees and the impact of the global labor environment; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the timing and effectiveness of our restructuring programs; currency and foreign exchange volatility; the outcome of any review by tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions, or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions, corporate or government entities. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2024, and in other filings made by the Company from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause the Company’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on the Company’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for the Company to predict new factors, nor can the Company assess the potential effect of any new factors on it. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Table 1 - Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
Amounts in millions, except per share amounts	2025	2024

Revenue	$1,924	$1,786

Expenses:
Operating	491	467
Selling, general and administrative	439	413
Depreciation and amortization	113	100
Restructuring	33	5
Charges related to asset abandonment	2	—
Total expenses	1,078	985

Operating income	846	801
Non-operating (expense) income, net
Interest expense, net	(61)	(62)
Other non-operating income, net	19	13
Total non-operating (expense) income, net	(42)	(49)
Income before provision for income taxes	804	752
Provision for income taxes	179	175
Net income attributable to Moody's	$625	$577

Earnings per share attributable to Moody's common shareholders
Basic	$3.47	$3.16
Diluted	$3.46	$3.15

Weighted average number of shares outstanding
Basic	180.0	182.6
Diluted	180.7	183.4

Table 2 - Condensed Consolidated Balance Sheet Data (Unaudited)

Amounts in millions	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,139	$2,408
Short-term investments	62	566
Accounts receivable, net of allowance for credit losses of $34 in 2025 and $32 in 2024	1,850	1,801
Other current assets	514	515
Total current assets	4,565	5,290
Property and equipment, net of accumulated depreciation of $1,511 in 2025 and $1,453 in 2024	671	656
Operating lease right-of-use assets	217	216
Goodwill	6,237	5,994
Intangible assets, net	1,978	1,890
Deferred tax assets, net	292	293
Other assets	1,136	1,166
Total assets	$15,096	$15,505
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,049	$1,344
Current portion of operating lease liabilities	103	102
Current portion of long-term debt	—	697
Deferred revenue	1,765	1,454
Total current liabilities	2,917	3,597
Non-current portion of deferred revenue	57	57
Long-term debt	6,823	6,731
Deferred tax liabilities, net	439	449
Uncertain tax positions	218	211
Operating lease liabilities	210	216
Other liabilities	574	517
Total liabilities	11,238	11,778

Total Moody's shareholders' equity	3,700	3,565
Noncontrolling interests	158	162
Total shareholders' equity	3,858	3,727
Total liabilities, noncontrolling interests and shareholders' equity	$15,096	$15,505

Table 3 - Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
Amounts in millions	2025	2024
Cash flows from operating activities
Net income	$625	$577
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	113	100
Stock-based compensation	56	53
Deferred income taxes	18	25
Non-cash restructuring charges	3	—
Provision for credit losses on accounts receivable	5	4
Net changes in other operating assets and liabilities	(63)	16
Net cash provided by operating activities	757	775

Cash flows from investing activities
Capital additions	(85)	(78)
Purchases of investments	(41)	(50)
Sales and maturities of investments	551	46
Purchases of investments in non-consolidated affiliates	(10)	(2)
Receipts from settlement of net investment hedges	32	—
Cash paid for acquisitions, net of cash acquired	(223)	(12)
Net cash provided by (used in) investing activities	224	(96)

Cash flows from financing activities
Repayment of notes	(700)	—
Proceeds from stock-based compensation plans	23	20
Repurchase of shares related to stock-based compensation	(53)	(53)
Treasury shares	(373)	(120)
Dividends	(195)	(155)
Net cash used in financing activities	(1,298)	(308)
Effect of exchange rate changes on cash and cash equivalents	48	(25)
(Decrease) increase in cash and cash equivalents	(269)	346
Cash and cash equivalents, beginning of period	2,408	2,130
Cash and cash equivalents, end of period	$2,139	$2,476

Table 4 - Non-Operating (Expense) Income, Net (Unaudited)

	Three Months Ended March 31,
Amounts in millions	2025	2024
Interest:
Income	$24	$22
Expense on borrowings(1)	(72)	(74)
Expense on UTPs and other tax related liabilities	(6)	(4)
Net periodic pension costs - interest component	(7)	(6)
Interest expense, net	$(61)	$(62)
Other non-operating income, net:
FX loss	$(5)	$(3)
Net periodic pension income - non-service and non-interest cost components	9	8
Income from investments in non-consolidated affiliates	11	—
Gain on investments	3	3
Other	1	5
Other non-operating income, net	$19	$13
Total non-operating (expense) income, net	$(42)	$(49)

(1) Expense on borrowings includes interest on long-term debt and realized gains/losses related to interest rate swaps and cross currency swaps.
Table 5 - Financial Information by Segment (Unaudited)
The table below shows revenue and Adjusted Operating Income by reportable segment. Adjusted Operating Income is a financial metric utilized by the Company’s chief operating decision maker to assess the profitability of each reportable segment.

	Three Months Ended March 31,
	2025				2024
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$859	$1,065	$—	$1,924	$799	$987	$—	$1,786
Intersegment revenue	3	49	(52)	—	3	47	(50)	—
Total revenue	862	1,114	(52)	1,924	802	1,034	(50)	1,786
Compensation expense	362	280	—	642	337	272	—	609
Non-compensation expense	192	96	—	288	180	91	—	271
Intersegment expense	49	3	(52)	—	47	3	(50)	—
Operating, SG&A	603	379	(52)	930	564	366	(50)	880
Adjusted Operating Income	$259	$735	$—	$994	$238	$668	$—	$906
Adjusted Operating Margin	30.0%	66.0%		51.7%	29.7%	64.6%		50.7%
Depreciation and amortization	94	19	—	113	82	18	—	100
Restructuring	26	7	—	33	2	3	—	5
Charges related to asset abandonment (1)	2	—	—	2	—	—	—	—
Operating income				$846				$801
Operating margin				44.0%				44.8%
(1) During the three months ended March 31, 2025, the Company recorded charges related to asset abandonment of $2 million. These charges were related to severance incurred pursuant to a reduction in staff due to the Company's decision in 2024 to outsource the production of certain sustainability content utilized in our product offerings.

Table 6 - Transaction and Recurring Revenue (Unaudited)
The following tables summarize the split between transaction revenue and recurring revenue. In the MA segment, recurring revenue represents subscription-based revenue and software maintenance revenue. Transaction revenue in MA represents perpetual software license fees and revenue from software implementation services, risk management advisory projects, and training and certification services. In the MIS segment, excluding MIS Other, transaction revenue represents the initial rating of a new debt issuance, as well as other one-time fees, while recurring revenue represents recurring monitoring fees of a rated debt obligation and/or entities that issue such obligations, as well as revenue from programs such as commercial paper, medium-term notes and shelf registrations. In MIS Other, transaction revenue represents revenue from professional services, while recurring revenue represents financial instrument pricing services.

	Three Months Ended March 31,
	2025			2024
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total

Decision Solutions
Banking	$26	$115	$141	$29	$105	$134
	18%	82%	100%	22%	78%	100%
Insurance	$6	$157	$163	$10	$134	$144
	4%	96%	100%	7%	93%	100%
KYC	$—	$101	$101	$2	$85	$87
	—%	100%	100%	2%	98%	100%
Total Decision Solutions	$32	$373	$405	$41	$324	$365
	8%	92%	100%	11%	89%	100%
Research & Insights	$3	$233	$236	$3	$219	$222
	1%	99%	100%	1%	99%	100%
Data & Information	$2	$216	$218	$3	$209	$212
	1%	99%	100%	1%	99%	100%
Total MA	$37	$822	$859	$47	$752	$799
	4%	96%	100%	6%	94%	100%

Corporate Finance	$427	$137	$564	$399	$130	$529
	76%	24%	100%	75%	25%	100%
Structured Finance	$78	$60	$138	$59	$55	$114
	57%	43%	100%	52%	48%	100%
Financial Institutions	$109	$82	$191	$122	$73	$195
	57%	43%	100%	63%	37%	100%
Public, Project and Infrastructure Finance	$116	$47	$163	$96	$45	$141
	71%	29%	100%	68%	32%	100%
MIS Other	$2	$7	$9	$1	$7	$8
	22%	78%	100%	12%	88%	100%
Total MIS	$732	$333	$1,065	$677	$310	$987
	69%	31%	100%	69%	31%	100%

Total Moody's Corporation	$769	$1,155	$1,924	$724	$1,062	$1,786
	40%	60%	100%	41%	59%	100%

Table 7 - Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
The Company presents Adjusted Operating Income and Adjusted Operating Margin because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Operating Income excludes the impact of: i) depreciation and amortization; ii) restructuring charges/adjustments; and iii) charges related to asset abandonment. Depreciation and amortization are excluded because companies utilize productive assets of different estimated useful lives and use different methods of acquiring and depreciating productive assets. Restructuring charges/adjustments and charges related to asset abandonment, which the Company believes are not reflective of its ongoing operating cost structure, are excluded as the frequency and magnitude of these charges may vary widely across periods and companies.
Management believes that the exclusion of the aforementioned items, as detailed in the reconciliation below, allows for an additional perspective on the Company’s operating results from period to period and across companies. The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by revenue.

Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended March 31,
Amounts in millions	2025	2024
Operating income	$846	$801
Depreciation and amortization	113	100
Restructuring	33	5
Charges related to asset abandonment	2	—
Adjusted Operating Income	$994	$906
Operating margin	44.0%	44.8%
Adjusted Operating Margin	51.7%	50.7%

Table 8 - Free Cash Flow (Unaudited)
The Company defines Free Cash Flow as net cash provided by operating activities minus cash paid for capital additions. Management believes that Free Cash Flow is a useful metric in assessing the Company’s cash flows to service debt, pay dividends and to fund acquisitions and share repurchases. Management deems capital expenditures essential to the Company’s product and service innovations and maintenance of Moody’s operational capabilities. Accordingly, capital expenditures are deemed to be a recurring use of Moody’s cash flow.
Below is a reconciliation of the Company’s net cash flows from operating activities to Free Cash Flow:

	Three Months Ended March 31,
Amounts in millions	2025	2024
Net cash provided by operating activities	$757	$775
Capital additions	(85)	(78)
Free Cash Flow	$672	$697
Net cash provided by (used in) investing activities	$224	$(96)
Net cash used in financing activities	$(1,298)	$(308)

Table 9 - Organic Constant Currency Revenue Growth (Unaudited)
The Company presents organic constant currency revenue growth (decline) as its non-GAAP measure of revenue growth (decline). Management deems this measure to be useful in providing additional perspective in assessing the Company's revenue growth (decline) excluding both the inorganic revenue impacts from certain acquisition activity and the impacts of changes in foreign exchange rates. The Company calculates the dollar impact of foreign exchange as the difference between the translation of its current period non-USD functional currency results using comparative prior period weighted average foreign exchange translation rates and current year reported results.
Below is a reconciliation of the Company's reported revenue and growth (decline) rates to its organic constant currency revenue growth (decline) measures:

	Three Months Ended March 31,
Amounts in millions	2025	2024	Change	Growth
MCO revenue	$1,924	$1,786	$138	8%
FX impact	14	—	14
Inorganic revenue from acquisitions	(15)	—	(15)
Organic constant currency MCO revenue	$1,923	$1,786	$137	8%

MA revenue	$859	$799	$60	8%
FX impact	8	—	8
Inorganic revenue from acquisitions	(11)	—	(11)
Organic constant currency MA revenue	$856	$799	$57	7%

Decision Solutions revenue	$405	$365	$40	11%
FX impact	3	—	3
Inorganic revenue from acquisitions	(11)	—	(11)
Organic constant currency Decision Solutions revenue	$397	$365	$32	9%

Research and Insights revenue	$236	$222	$14	6%
FX impact	1	—	1
Constant currency Research and Insights revenue	$237	$222	$15	7%

Data and Information revenue	$218	$212	$6	3%
FX impact	4	—	4
Constant currency Data and Information revenue	$222	$212	$10	5%

MA recurring revenue	$822	$752	$70	9%
FX impact	7	—	7
Inorganic recurring revenue from acquisitions	(11)	—	(11)
Organic constant currency MA recurring revenue	$818	$752	$66	9%

MIS revenue	$1,065	$987	$78	8%
FX impact	6	—	6
Inorganic revenue from acquisitions	(4)	—	(4)
Organic constant currency MIS revenue	$1,067	$987	$80	8%

Table 10 - Key Performance Metrics - Annualized Recurring Revenue (Unaudited)
The Company presents Annualized Recurring Revenue (“ARR”) on an organic constant currency basis for its MA business as a supplemental performance metric to provide additional insight on the estimated value of MA's recurring revenue contracts at a given point in time. The Company uses ARR to manage and monitor performance of its MA operating segment and believes that this metric is a key indicator of the trajectory of MA's recurring revenue base.
The Company calculates ARR by taking the total recurring contract value for each active renewable contract as of the reporting date, divided by the number of days in the contract and multiplied by 365 days to create an annualized value. The Company defines renewable contracts as subscriptions, term licenses, maintenance and renewable services. ARR excludes transaction sales including one-time training, services and perpetual licenses. In order to compare period-over-period ARR excluding the effects of foreign currency translation, the Company bases the calculation on currency rates utilized in its current year operating budget and holds these FX rates constant for the duration of all current and prior periods being reported. Additionally, ARR excludes contracts related to acquisitions to provide additional perspective in assessing growth excluding the impacts from certain acquisition activity.
The Company’s definition of ARR may differ from definitions utilized by other companies reporting similarly named measures, and this metric should be viewed in addition to, and not as a substitute for, financial measures presented in accordance with U.S. GAAP.

Amounts in millions	March 31, 2025	March 31, 2024	Change	Growth
MA ARR
Decision Solutions
Banking	$453	$421	$32	8%
Insurance	609	548	61	11%
KYC	393	335	58	17%
Total Decision Solutions	$1,455	$1,304	$151	12%
Research and Insights	945	884	61	7%
Data and Information	866	818	48	6%
Total MA ARR	$3,266	$3,006	$260	9%

Table 11 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited)
The Company presents Adjusted Net Income and Adjusted Diluted EPS because management deems these metrics to be useful measures to provide additional perspective on Moody’s operating performance. Adjusted Net Income and Adjusted Diluted EPS exclude the impact of: i) amortization of acquired intangible assets; ii) restructuring charges/adjustments; and iii) charges related to asset abandonment.
The Company excludes the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of acquiring and amortizing intangible assets. These intangible assets were recorded as part of acquisition accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the timing and magnitude of business combination transactions are not predictable and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition and can vary significantly from period to period and across companies. Restructuring charges/adjustments and charges related to asset abandonment, which the Company believes are not reflective of its ongoing operating cost structure, are excluded as the frequency and magnitude of these items may vary widely across periods and companies.
The Company excludes the aforementioned items to provide additional perspective when comparing net income and diluted EPS from period to period and across companies as the frequency and magnitude of similar transactions may vary widely across periods.
Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended March 31,
Amounts in millions	2025		2024
Net Income attributable to Moody's common shareholders		$625		$577
Pre-tax Acquisition-Related Intangible Amortization Expenses	$53		$49
Tax on Acquisition-Related Intangible Amortization Expenses	(13)		(12)
Net Acquisition-Related Intangible Amortization Expenses		40		37
Pre-tax restructuring	$33		$5
Tax on restructuring	(8)		(1)
Net restructuring		25		4
Pre-tax charges related to asset abandonment	$2		$—
Tax on charges related to asset abandonment	—		—
Net charges related to asset abandonment		2		—
Adjusted Net Income		$692		$618

	Three Months Ended March 31,
	2025		2024
Diluted earnings per share attributable to Moody's common shareholders		$3.46		$3.15
Pre-tax Acquisition-Related Intangible Amortization Expenses	$0.29		$0.27
Tax on Acquisition-Related Intangible Amortization Expenses	(0.07)		(0.07)
Net Acquisition-Related Intangible Amortization Expenses		0.22		0.20
Pre-tax restructuring	$0.18		$0.03
Tax on restructuring	(0.04)		(0.01)
Net restructuring		0.14		0.02
Pre-tax charges related to asset abandonment	$0.01		$—
Tax on charges related to asset abandonment	—		—
Net charges related to asset abandonment		0.01		—
Adjusted Diluted EPS		$3.83		$3.37

Note: The tax impacts in the tables above were calculated using tax rates in effect in the jurisdiction for which the item relates.

Table 12 - 2025 Outlook
Moody’s updated outlook for full year 2025, as of April 22, 2025, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. For a complete list of these assumptions, please refer to “Assumptions and Outlook” on page 7 of this earnings release.

Full Year 2025 Moody's Corporation Guidance as of April 22, 2025
Moody's Corporation (MCO)	Last Publicly Disclosed Guidance	Current Guidance
Revenue	Increase in the high-single-digit percent range	Increase in the mid-single-digit percent range
Operating Expenses	Increase in the low-to-mid-single-digit percent range	NC
Operating Margin	Approximately 43%	42% to 43%
Adjusted Operating Margin (1)	Approximately 50%	49% to 50%
Interest Expense, Net	$220 million to $240 million	NC
Effective Tax Rate	23% to 25%	NC
Diluted EPS	$12.75 to $13.25	$12.00 to $12.75
Adjusted Diluted EPS (1)	$14.00 to $14.50	$13.25 to $14.00
Operating Cash Flow	$2.75 to $2.95 billion	$2.65 to $2.85 billion
Free Cash Flow (1)	$2.40 to $2.60 billion	$2.30 to $2.50 billion
Share Repurchases	At least $1.3 billion (subject to available cash, market conditions, M&A opportunities and other ongoing capital allocation decisions)	NC
Moody's Analytics (MA)	Last Publicly Disclosed Guidance	Current Guidance
MA Revenue	Increase in the high-single-digit percent range	NC
ARR (2)	Increase in the high-single-digit to low-double-digit percent range	Increase in the high-single-digit percent range
MA Adjusted Operating Margin	32% to 33%	NC
Moody's Investors Service (MIS)	Last Publicly Disclosed Guidance	Current Guidance
MIS Revenue	Increase in the mid-to-high-single-digit percent range	Flat to increase in the mid-single-digit percent range
MIS Adjusted Operating Margin	62% to 63%	61% to 62%
NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.
Note: All current guidance as of April 22, 2025.
(1) These metrics are adjusted measures. See below for reconciliation of these measures to their comparable U.S. GAAP measure.
(2) Refer to Table 10 within this earnings release for the definition of and further information on the ARR metric.

The following are reconciliations of the Company's adjusted forward-looking measures to their comparable U.S. GAAP measure:

Projected for the Year Ended December 31, 2025
Operating margin guidance	42% to 43%
Depreciation and amortization	Approximately 6%
Restructuring	Approximately 1%
Charges Related to Asset Abandonment	Negligible
Adjusted Operating Margin guidance	49% to 50%

Projected for the Year Ended December 31, 2025
Operating cash flow guidance	$2.65 to $2.85 billion
Less: Capital expenditures	Approximately $350 million
Free Cash Flow guidance	$2.30 to $2.50 billion

Projected for the Year Ended December 31, 2025
Diluted EPS guidance	$12.00 to $12.75
Acquisition-Related Intangible Amortization	Approximately $0.90
Restructuring	Approximately $0.35
Charges Related to Asset Abandonment	Negligible
Adjusted Diluted EPS guidance	$13.25 to $14.00